Exhibit 23.8 (1 of 2)

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 2, 2018

Ing. Carlos Alberto Treviño Medina,

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México, México

Dear Ing. Treviño Medina:

We hereby consent to (a) all references to DeGolyer and MacNaughton as set forth under the headings “Experts” and “Item 21. Exhibits and Financial Statement Schedules” in the Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (PEMEX) (the Form F-4), (b) all references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of PEMEX for the year ended December 31, 2016 (the Form 20-F), incorporated in the Form F-4 by reference, and (c) the incorporation by reference in the Form F-4 of our third-party letter report dated April 17, 2017 (the Report), describing our review of the estimates of proved oil, marketable gas, sales gas, condensate, natural gas liquids (NGL), and oil equivalent reserves that PEMEX has represented are owned by the United Mexican States (México), as of January 1, 2017, for certain fields located in the Burgos area of México, which includes reserves that PEMEX has represented that it has the right to extract and sell. The Report was originally filed as Exhibit 10.6 to the Form 20-F. The estimates included in the Report were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering

Firm F-716

Exhibit 23.8 (2 of 2)

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 2, 2018

Ing. Carlos Alberto Treviño Medina,

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México, México

Dear Ing. Treviño Medina:

We hereby consent to (a) all references to DeGolyer and MacNaughton as set forth under the headings “Experts” and “Item 21. Exhibits and Financial Statement Schedules” in the Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (PEMEX) (the Form F-4), (b) all references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of PEMEX for the year ended December 31, 2016 (the Form 20-F), incorporated in the Form F-4 by reference, and (c) the incorporation by reference in the Form F-4 of our third-party letter report dated April 17, 2017 (the Report), describing our review of the estimates of proved oil, marketable gas, sales gas, condensate, natural gas liquids (NGL), and oil equivalent reserves that PEMEX has represented are owned by the United Mexican States (México), as of January 1, 2017, for certain fields located in the Veracruz area of México, which includes reserves that PEMEX has represented that it has the right to extract and sell. The Report was originally filed as Exhibit 10.6 to the Form 20-F. The estimates included in the Report were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON
DeGOLYER and MacNAUGHTON Texas Registered Engineering

Firm F-716